EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


Board of Directors and Stockholders
Tesoro Petroleum Corporation

We consent to the incorporation by reference in this Registration Statement of Tesoro Petroleum Corporation on Form S-8 of our report dated January 23, 1997, appearing in the Annual Report on Form 10-K of Tesoro Petroleum Corporation for the year ended December 31, 1996.




DELOITTE & TOUCHE LLP


San Antonio, Texas
April 17, 1997